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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                   FORM 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

       Date of Report (Date of earliest event reported):   April 1, 2002

                           SUPERIOR FINANCIAL CORP.
            (Exact name of registrant as specified in its charter)

             Delaware                0-25239              51-0379417
     (State of Incorporation) (Commission File No.) (IRS Employer I.D. No.)


                   16101 LaGrande Drive, Suite 103
                        Little Rock, Arkansas            72223
               (Address of Principal Executive Office) (Zip code)



       Registrant's telephone number, including area code: 501-324-7255

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Item 7.  Financial Statements and Exhibits

Exhibit 99.1Press Release dated April 1, 2002, furnished pursuant to Regulation
            F-D and not to be deemed filed or incorporated by reference into any past or future filing of the Registrant.

Item 9.  Regulation F-D Disclosure

   The attached exhibit containing a press release dated April 1, 2002 is furnished pursuant to Regulation F-D and shall not be deemed filed nor incorporated by reference into any other past or future filing of the Registrant.

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CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995:

   This report contains forward-looking statements within the meaning of the federal securities law. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) deposit attrition, customer loss, or revenue loss in the ordinary course of business;
(ii) increases in competitive pressure in the banking industry; (iii) the audit of the Company's financial statements for fiscal year 2002 yields results other than those currently anticipated; (iv) changes in the interest rate environment reduce margins, (v) adverse changes in general economic conditions, either nationally or regionally; (vi) disruption in financial markets resulting from national emergencies; (vii) changes in he value of the Company's purchased mortgage portfolio; (viii) adverse developments in litigation pending against the Company; and (ix) impairment of goodwill under applicable accounting principles. . When used in this release, words and phrases such as "projects", "believes", "expects", "estimates", "excited about", "would", "should" and similar expressions as they relate to the Company (including its subsidiaries), or its management are intended to identify forward-looking statements.


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                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SUPERIOR FINANCIAL CORP.
                                                  (Registrant)

Date:  April 1, 2002
                                          /s/  Rick D. Gardner
                                          _____________________________________
                                          Rick D. Gardner
                                          Chief Financial Officer

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